ENSCO INTERNATIONAL INCORPORATED

                               1998 INCENTIVE PLAN


                                    SECTION 1
                            ESTABLISHMENT AND PURPOSE

      This Plan is established (i) to offer selected Directors and Employees, including officers, of the Company or its Subsidiaries an equity ownership interest in the financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, and (iii) to encourage equity participation in the Company by eligible Participants. This Plan provides for the grant by the Company of (i) Options to purchase Shares and (ii) shares of Restricted Stock. Options granted under this Plan may include nonqualified options as well as incentive stock options intended to qualify under section 422 of the Code.

                                    SECTION 2
                                   DEFINITIONS

      "Board of Directors" shall mean the board of directors of the Company, as duly elected from time to time.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

      "Committee" shall mean the Nominating and Compensation Committee of the Company, or such other Committee as may be appointed by the Board of Directors from time to time.

      "Company" shall mean ENSCO International Incorporated, a Delaware corporation.

      "Date of Grant" shall mean the date on which the Committee resolves to grant an Option to an Optionee or grant Restricted Stock to a Participant, as the case may be.

      "Director" shall mean a member of the Board of Directors.

      "Disinterested Director" shall mean a member of the Board of Directors who is both (a) a Non-Employee Director, within the meaning of Rule 16b-3 promulgated under the Exchange Act and (b) an Outside Director, within the meaning of Section 162(m) of the Code.

      "Employee" shall include every individual performing Services for the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in section 3401(c) of the Code.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

      "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the Fair Market Value of a Share on the date the Option is issued.

      "Fair Market Value" shall mean the average of the highest and lowest selling prices per share at which the securities are traded on the New York Stock Exchange, or if not traded on the New York Stock Exchange, such other national securities exchange, as the Committee may specify, on the date of determination or, if the securities are not traded on said date, the average of such prices on the nearest preceding date. If at any time the securities are not traded on the New York Stock Exchange or another national securities exchange, the fair market value per share of the securities shall be the average of the highest and lowest bid and asked prices per share if the securities are traded in the over-the-counter market. If the securities are not traded on an exchange or in the over-the-counter market, the fair market value per share of the securities shall be the value determined in accordance with such fair and reasonable means as the Board of Directors or the Committee shall specify.

      "ISO" shall mean a stock option which is granted to an individual and which meets the requirements of section 422(b) of the Code, pursuant to which the Optionee has no tax consequences resulting from the grant or, subject to certain holding period requirements, exercise of the option and the employer is not entitled to a business expense deduction with respect thereto.

      "Nonqualified Option" shall mean an Option not intended to be or which does not qualify as an ISO.

      "Option" shall mean either an ISO or Nonqualified Option, as the context requires.

      "Optionee" shall mean a Participant who holds an Option.

      "Participants" shall mean those individuals described in Section 1 of this Plan selected by the Committee or specified in Section 7(b) of this Plan who are eligible under Section 4 of this Plan for grants of either Options or Restricted Stock.

      "Performance Goals" shall have that meaning set forth in Section 3(c)(xii) of this Plan.

      "Permanent and Total Disability" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

      "Plan" shall mean this ENSCO International Incorporated 1998 Incentive Plan, as amended from time to time.

      "Plan Award" shall mean the grant of either an Option or Restricted Stock, as the context requires.

      "Plan Maximum" shall have that meaning set forth in Section 5(a) of this Plan.

      "Restricted Stock" shall have that meaning set forth in Section 7(a) of this Plan.

      "Restricted Stock Criteria" shall have that meaning set forth in Section 7(a)(iii) of this Plan.

      "Restriction Period" shall have that meaning set forth in Section 7(a)(ii) of this Plan.

      "Services" shall mean services rendered to the Company or any of its Subsidiaries as a Director or Employee, as the context requires.

      "Share"  shall mean one share of Stock,  as  adjusted in  accordance  with
Section 9 of this Plan (if applicable).

      "Stock" shall mean the common stock of the Company, par value $.10 per share.

      "Stock Option Agreement" shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

      "Subsidiary" shall mean any corporation as to which more than fifty percent (50%) of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

      "Ten-Percent Stockholder" shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries, taking into account the attribution rules set forth in section 424 of the Code. For purposes of this definition of "Ten Percent Stockholder," the term "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. "Outstanding stock" shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

      "Vest Date" shall have that meaning set forth in Section 7(a)(iv) of this Plan.

                                    SECTION 3
                                 ADMINISTRATION

      (a) General Administration. This Plan shall be administered by the Committee, which shall consist of at least two persons, each of whom shall be Disinterested Directors. The members of the Committee shall be appointed by the Board of Directors for such terms as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board of Directors.

      (b) Committee Procedures. The Chairman of the Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

      (c) Authority of Committee. This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business including without limitation the authority to take the following actions:

            (i)   To interpret this Plan and to apply its provisions;

            (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

            (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

            (iv) To determine when Plan Awards are to be granted under this Plan;

            (v)   To select the Optionees and Participants;

            (vi) To determine the number of Shares to be made subject to each Plan Award;

            (vii) To prescribe the terms, conditions and restrictions of each Plan Award, including without limitation the Exercise Price and the determination of whether an Option is to be classified as an ISO or a Nonqualified Option;

            (viii) To amend any outstanding Stock Option Agreement (other than the Exercise Price) or the terms, conditions and restrictions of a grant of Restricted Stock, subject to applicable legal restrictions and the consent of the Optionee or Participant, as the case may be, who entered into such agreement, or accelerate the vesting of any Plan Award;

            (ix) To establish procedures so that an Optionee may obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;

            (x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

            (xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, or surrendered by a Participant in connection with the exercise of an Option or the vesting of any Restricted Stock, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Participant upon such exercise or vesting;

            (xii) To establish performance goals ("Performance Goals") in connection with any grant of Restricted Stock, which Performance Goals may be based on earnings, cash flow, stock price, return on capital, operating margins, general and administrative expenses, safety or refinements of these measures; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per share data or results computed independently or with respect to a peer group; and

            (xiii) To take any other actions deemed necessary or advisable for the administration of this Plan.

      All interpretations and determinations of the Committee made with respect to the granting of Plan Awards shall be final, conclusive and binding on all interested parties. The Committee may make grants of Plan Awards on an individual or group basis. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Plan Award.

      (d) Holding Period. The Committee may in its sole discretion require as a condition to the granting of any Plan Award, that a Participant hold the Plan Award for a period of six months following the date of such acquisition. This condition shall be satisfied with respect to a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

                                    SECTION 4
                                   ELIGIBILITY

      (a) General Rule. Subject to the limitations set forth in subsection b below or elsewhere in this Plan, Participants shall be eligible to participate in this Plan.

      (b) Non-Employee Ineligible for ISOs. In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.

                                    SECTION 5
                             SHARES SUBJECT TO PLAN

      (a) Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed eleven million three hundred thousand (11.3 million) Shares, subject to adjustment pursuant to Section 9 of this Plan (the "Plan Maximum"); provided that no more than one million one hundred thirty thousand (1.13 million) Shares, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan in connection with grants of Restricted Stock. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

      (b) Additional Shares. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the Shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. In the event that Shares issued under this Plan revert to the Company prior to the Vest Date under a grant of Restricted Stock, such Shares shall again be available for issuance under this Plan, and the re-issuance of such Shares shall not be counted for purposes of computing the number of Shares that may be granted in connection with grants of Restricted Stock under this Plan.


                                    SECTION 6
                         TERMS AND CONDITIONS OF OPTIONS

      (a) Term of Option. The term of each Option shall be such term as may be determined by the Committee, but such term shall not exceed five (5) years.

      (b) Vesting of Options. Unless otherwise provided in the applicable Stock Option Agreement, each Option granted pursuant to this Plan shall vest at the rate of 25% per year, on each anniversary of the Date of Grant, until such Option is fully vested. Notwithstanding this Section 6(b), the Committee may accelerate the vesting of any Option granted hereunder.

      (c)   Exercise Price and Method of Payment.

            (i) Exercise Price. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a Ten-Percent Stockholder on the Date of Grant).

            (ii) Payment of Shares. Payment for the Shares upon exercise of an Option shall be made in cash, by check acceptable to the Company, or if authorized by the Committee, by delivery of other Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan and authorized by the Committee under Section 3(c) of this Plan.

      (d)   Exercise of Option.

            (i) Procedure for Exercise; Rights of Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be determined by the Committee, including without limitation performance criteria with respect to the Company and/or the Optionee, and in accordance with the terms of this Plan.

      An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under Section 6(c)(ii) of this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a stockholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

      Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

            (ii) Termination of Status as a Director or Employee. Except as provided in Subsections 6(d)(iii) and 6(d)(iv) below, an Optionee holding an Option who ceases to be a Director or Employee of the Company may, but only until the earlier of (i) the date the Option held by the Optionee expires, or
(ii) ninety (90) days after the date such Optionee ceases to be a Director or Employee (or in each case, such shorter period as may be provided in the Stock Option Agreement), exercise the Option to the extent that the Optionee was entitled to exercise it on such date, unless the Committee further extends such period in its sole discretion. To the extent that the Optionee was not entitled to exercise an Option on such date, or if the Optionee does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date an Optionee ceases to be a Director or Employee.

            (iii) Permanent and Total Disability. Notwithstanding the provisions of Section 6(d)(ii) above, in the event an Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Optionee's Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Optionee was an Employee and had been an Employee since the Date of Grant), such Optionee may exercise an Option in whole or in part to the extent that the Optionee was entitled to exercise it on such date, but only until the earlier of the date (i) the Option held by the Optionee expires, or (ii) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to exercise an Option on such date or if the Optionee does not exercise it within the time specified herein, such Option shall terminate.

            (iv) Death of an Optionee. Upon the death of an Optionee, any Option held by such Optionee shall terminate and be of no further effect; provided, however, that notwithstanding the provisions of Section 6(d)(ii) above, in the event an Optionee's death occurs during the term of an Option held by such Optionee and, at the time of death, the Optionee was a Director or Employee (and, for ISOs, at the time of death, the Optionee was an Employee and had been an Employee since the Date of Grant), the Option may be exercised in whole or in part to the extent that the Optionee was entitled to exercise it on such date, but only until the earlier of the date (i) the Option held by the Optionee expires, or (ii) twelve (12) months from the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

      (e) Non-Transferability of Options. No Option granted under this Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and no Option granted under this Plan is assignable by operation of law or subject to execution, attachment or similar process. Any Option granted under this Plan can only be exercised during the Optionee's lifetime by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Optionee.

      (f) Time of Granting Options. Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee's determination to grant an Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant, shall be given to such Participant within a reasonable time after the Date of Grant.

      (g) Restriction on Repricing. The Exercise Price of outstanding Options may not be altered or amended, except with respect to adjustments for changes in capitalization as provided in Section 9(a). Within the limitations of this Plan, the Committee may otherwise modify outstanding Options, provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option. The foregoing notwithstanding, the Committee may, in its sole discretion, and without the consent of the Optionee or any other person, accelerate the vesting of all or part of any Option.

      (h) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

      (i) Special Limitation on ISOs. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Options that are not ISOs.

      (j) Leaves of Absence. Leaves of absence approved by the Committee which conform to the policies of the Company shall not be considered termination of employment if the employer-employee relationship as defined under the Code or the regulations promulgated thereunder otherwise exists.

      (k) Limitation on Grants of Options to Covered Employees. The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any "covered employee" within the meaning of Section 162(m) of the Code during any one (1) year period shall not exceed fifteen percent (15%) of the Plan Maximum in the aggregate.

      (l) Disqualifying Dispositions. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code, of any share or shares issued to him pursuant to the exercise of the ISO within the two (2) year period commencing on the day after the Date of Grant of such Option or within the one (1) year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

                                    SECTION 7
                   TERMS AND CONDITIONS OF RESTRICTED STOCK

      (a) Authority to Grant Restricted Stock. The Committee shall have the authority to grant to Participants Shares that are subject to certain terms, conditions and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Committee either separately or in combination with Options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of Restricted Stock shall require the Participant to remain a Director or Employee of the Company or any of its Subsidiaries for at least six (6) months from the Date of Grant. The granting, vesting and issuing of the Restricted Stock shall also be subject to the following provisions:

            (i) Nature of Grant. Restricted Stock shall be granted to Participants at no additional cost to Participant; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock to be granted to the Participant.

            (ii) Restrictions. The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the Date of Grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Vesting of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of this Plan and those imposed by the Committee, which may include the achievement of any Performance Goals established by the Committee. Absent other terms, conditions and restrictions of the Restricted Stock being adopted by the Committee, Restricted Stock shall vest at the rate of ten percent (10%) per year, on anniversary dates of the Date of Grant and shall be fully vested at the end of ten (10) years from the Date of Grant. The Committee may legend the certificates representing the Restricted Stock to give appropriate notice of the applicable terms, conditions and restrictions thereof, as well as any applicable restrictions under applicable Federal or state securities laws, and may deposit such certificates with the Secretary of the Company pending vesting of the Restricted Stock.

            (iii) Restricted Stock Criteria. At the time of each grant of Restricted Stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on Restricted Stock shall lapse (i.e., the termination of the Restriction Period), which criteria may include without limitation performance measures and targets (which may include any Performance Goals established by the Committee) and/or holding period requirements (the "Restricted Stock Criteria"). The Committee may establish a corresponding relationship between the Restricted Stock Criteria and
(i) the number of Shares of Restricted Stock that may be earned, and (ii) the extent to which the terms, conditions and restrictions on the Restricted Stock shall lapse. Restricted Stock Criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock Criteria are established for a grant of Restricted Stock, the Restricted Stock Criteria shall not be modified with respect to that grant without the consent of the holder thereof.

            (iv) Vesting. On the date the Restriction Period terminates, the Restricted Stock shall vest in the Participant (the "Vest Date"), who may then require the Company to deliver a certificate for the number of Shares that are no longer subject to such restrictions.

            (v) Certain Voting and Dividend Rights. Holders of Restricted Stock may exercise full voting rights with respect to Shares of Restricted Stock during the Restriction Period and shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held; provided that if any such dividends or distributions are paid in shares of stock during the Restriction Period, the shares received shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were issued.

            (vi) Termination Due to Retirement. In the event a Participant ceases to perform Services for the Company or any of its Subsidiaries as a result of such Participant's retirement with the consent of the Committee, all Shares of Restricted Stock held by such Participant shall be forfeited automatically and returned to the Company; provided, however, that the Committee in its sole discretion may waive the automatic forfeiture of any or all such Shares of Restricted Stock or any or all of the restrictions remaining on any or all of the remaining Shares of Restricted Stock as it deems appropriate.

            (vii) Termination Due to Death or Disability. In the event a Participant is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Participant's death or Permanent and Total Disability during the Restriction Period, the restrictions applicable to any Shares of Restricted Stock shall, to the extent specified in the agreement evidencing the grant of the Restricted Stock, terminate automatically on the date such Participant ceases to be a Director or Employee of the Company or its Subsidiaries to same extent that such restrictions would have terminated automatically on the three anniversary dates of the Date of Grant next succeeding such date of termination. All remaining Shares of Restricted Stock held by such Participant shall be forfeited automatically and returned to the Company; provided, however, that the Committee in its sole discretion may waive the automatic forfeiture of any or all such Shares of Restricted Stock or any or all of the restrictions remaining on any or all of the remaining Shares of Restricted Stock as it deems appropriate.

            (viii) Termination for Reasons Other Than Death, Disability or Retirement. In the event a Participant ceases to perform Services for the Company or any of its Subsidiaries for any reason other than those set forth in Sections 7(a)(vi) and 7(a)(vii) during the Restriction Period, then any Shares of Restricted Stock held by such Participant that are still subject to restrictions on the date such Participant ceases to be a Director or Employee of the Company or its Subsidiaries shall be forfeited automatically and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment or directorship of a Participant, the Committee in its sole discretion may waive the automatic forfeiture of any or all such Shares of Restricted Stock or any or all of the restrictions remaining on any or all of the remaining Shares of Restricted Stock or add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

      (b) Grants of Restricted Stock to Non-Employee Directors. Subject to the terms and conditions of this Section 7(b), each Non-Employee Director of the Company shall receive a grant of Restricted Stock on a quarterly basis as compensation for such Director's continuing service as a Director of the Company. Restricted Stock having a Fair Market Value of $3,000, determined on the first business day of each calendar quarter (any fractional shares shall be rounded up to a full share), shall be issued each quarter to each Non-Employee Director serving on such date.

                                    SECTION 8
                       ISSUANCE OF SHARES; TAX WITHHOLDING

      (a) Issuance of Shares. As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable federal, state or local tax owed by the Participant as the result of the receipt of a Plan Award, the vesting of a Plan Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

      (b) Tax Withholding. Each Participant shall, no later than the date as of which the value of any Plan Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of such Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or
(ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

                                    SECTION 9
                       CAPITALIZATION ADJUSTMENTS; MERGER

      (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option (as well as the Exercise Price covered by any outstanding Option), the aggregate number of Shares that have been authorized for issuance under this Plan and the aggregate number of Shares that may be issued in connection with grants of Restricted Stock under this Plan shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      (b) Dissolution, Liquidation, Sale of Assets or Merger. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option granted under this Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby, including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

      In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

            (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided above; or

            (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

      The term "Reorganization" as used in this Subsection 9(b) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

      Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

                                   SECTION 10
                               RETURN OF PROCEEDS

       (a) Requirements. The Committee, in its discretion, may include as a term of any Participant's Stock Option Agreement or any Participant's agreement evidencing a Restricted Stock award, provisions requiring that:

            (i) if the Participant engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (a) such Participant voluntarily resigned or retired from his position as an Employee or Director, or (b) his status as an Employee or Director was terminated by the Company for cause (as defined in Section 10(d) below)(either event constituting a "Termination"); and

            (ii) if the Participant had exercised Options, or if shares of Restricted Stock held by the Participant had vested within one (1) year of the date of Termination;

then the Participant shall be required to remit to the Company, within five (5) business days of receipt of written demand therefor, the amounts set forth in
Section 10(b) or Section 10(c), as appropriate.

      (b) Proceeds of Stock Options. If the Participant exercised Options within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Participant's Stock Option Agreement or Stock Option Agreements evidencing such Options, the Participant shall remit to the Company an amount in good funds equal to the excess of (A) the Fair Market Value per share of Common Stock on the date of exercise of such Option(s) multiplied by the number of shares with respect to which the Options were exercised over
(B) the aggregate option exercise price for such shares of Common Stock.

      (c) Vested Shares of Restricted Stock and the Proceeds Therefrom. If Restricted Stock grants held by the Participant vested within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Participant's agreement or agreements evidencing such grants of Restricted Stock, the Participant shall remit to the Company an amount in good funds equal to the Fair Market Value of such shares computed as of the date of vesting of such shares.

      (d) Definition of Cause. For purposes of this Section 10, "cause" is defined as and limited to (A) gross misconduct or gross neglect by the Participant in the discharge of his duties as an Employee or Director, (B) the breach by the Participant of any written agreement with the Company or any of its Subsidiaries, including, without limitation, any employment or non-disclosure agreement, or (C) the Participant's conviction for any criminal offense, provided that, in the good faith and reasonable opinion of the Board of Directors or the Committee, the offense adversely affects the Participant's ability to discharge his duties as an Employee or Director or otherwise is detrimental to the Company or any of its Subsidiaries, provided, however, the Participant shall not be deemed to have been dismissed for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board of Directors or the Committee at a meeting duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board or Committee), finding that in the good faith, reasonable opinion of the Board of Directors or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.

                                   SECTION 11
                              NO EMPLOYMENT RIGHTS

      No provision of this Plan, under any Stock Option Agreement or under any grant of Restricted Stock shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Employee's service at any time, with or without cause.

                                   SECTION 12
               TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

      (a) Effective Date; Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after March 1, 1998. Unless at such meeting this Plan is approved by the stockholders of the Company in the manner provided by the Company's bylaws, then, and in such event, this Plan and any then outstanding Options or Restricted Stock that may have been conditionally granted prior to such stockholder meeting shall become null and void and of no further force or effect. Subject to the immediately preceding sentence, this Plan shall become effective upon its adoption by the Board of Directors. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 12.

      (b) Amendment and Termination. The Board of Directors in its sole discretion may terminate this Plan at any time and may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 9 of this Plan, shall require the approval of the stockholders of the Company in the manner provided by the Company's bylaws, as amended.

      (c) Effect of Termination. In the event this Plan is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any Restricted Stock previously issued.

                                   SECTION 13
                                  GOVERNING LAW

      THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS AND AGREEMENTS RELATING TO THE GRANT OF RESTRICTED STOCK EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.